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                                  GUESS ?, INC.

                           ANNUAL INCENTIVE BONUS PLAN


Section 1.  PURPOSES

              The purposes of the Guess ?, Inc. Annual Incentive Bonus Plan (the "Plan") are (i) to provide greater motivation for selected key employees of Guess ?, Inc., a Delaware corporation (the "Company"), and its Subsidiaries (as herein after defined) to attain and maintain the highest standards of performance, (ii) to attract and retain executives of outstanding competence, and (iii) to direct the energies of executives toward the achievement of specific business goals established for the Company and its Subsidiaries.

Section 2.  ADMINISTRATION AND INTERPRETATION

              (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which shall consist of not less than two members of the Board.

              (b) The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or advisable. Decisions of the Committee shall be final, conclusive and binding upon all parties, including, without limitation, the Company and the key employees who participate in the Plan.

Section 3.  PARTICIPATION

              (a) Participation in the Plan during any year shall be limited to those key employees ("Participants") of the Company and its Subsidiaries who, in the opinion of the Committee, are in a position to have a significant impact on the performance of the Company and who are selected by the Committee; PROVIDED that participation by an employee of a Subsidiary shall be subject to approval of the Plan by such Subsidiary's Board of Directors, which approval shall constitute the Subsidiary's agreement to pay, at the direction of the Committee, awards directly to its employees or to reimburse the Company for the cost of such participation in accordance with rules adopted by the Committee.

              (b) Unless otherwise determined by the Committee in its sole discretion, or as provided in a Participant's employment agreement, if a Participant ceases to be employed by the Company and/or its Subsidiaries prior to the end of a year for any reason other than disability (as determined by the Company), retirement at or after age 55, or death, his or her participation in the Plan for such year will terminate forthwith and he or she will not be entitled to any award for such year. If, prior to the end of a year, a Participant's employment ceases because of disability (as determined by the Company), retirement at or after age 55, or

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death, or if the effective date of participation by a Participant for any year shall be after January 1 of such year, the Participant shall be entitled to receive only that proportion of the amount, if any, that he or she otherwise would have received under the Plan for the full calendar year which the number of calendar days of his or her participation in the Plan during such year bears to the total number of calendar days in such year.

              (c) The term "Subsidiary" shall mean any corporation at least 50% of whose issued and outstanding voting stock is owned, directly or indirectly by the Company.

Section 4.  DETERMINATION OF INCENTIVE AWARDS

              The Committee may authorize awards to eligible key employees pursuant to either of the following methods:

              (a) For each calendar year the Committee may establish one or more specified percentages of base salary ("Target Percentages"), to be used to calculate awards under the Plan if the Company's actual financial performance (in terms of net earnings, operating earnings or income, earnings per share, cash flow, absolute and/or relative return on equity or assets, pre-tax profits, earnings growth, revenue growth, comparison to peer companies, any combination of the foregoing and/or such other appropriate measures of performance, including individual measures of performance, in such manner as the Committee deems appropriate) for the year equals one or more performance goals specified by the Committee. The Committee also may establish a range of adjustments to the Target Percentages, to be used if the Company's actual financial performance differs from the performance goals in specified amounts. Actual financial performance shall be measured by reference to the Company's financial records and the consolidated financial statements of the Company. In determining performance, the Committee in its discretion may direct the adjustments to the performance goals or actual financial performance as reported be made to reflect extraordinary organizational, operational or other changes that have occurred during such year, such as (without limitation) acquisitions, dispositions, expansions, contractions, material non-recurring items of income or loss or events that might create unwarranted hardships or windfalls to Participants.
The Committee may also provide that the Chief Executive Officer shall have discretion to increase or decrease the award otherwise payable to a Participant (other than the Chief Executive Officer), based upon their individual performance during the year.

              (b) A discretionary bonus in an amount as the Committee in its discretion may determine.

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Section 5.  AWARDS

              (a) For each year, the Committee shall in its sole and absolute discretion (i) determine the Participants who are to be eligible to receive awards under the Plan for such year, (ii) notify such Participant in writing concerning his or her selection for participation in the Plan for such year and
(iii) establish the specific performance goals to be used to calculate awards under the Plan for such year.

              (b) On or before March 10 of the year subsequent to any Plan year, the Committee shall determine awards to Participants for such Plan year by comparing actual financial performance to the performance goals and the range of percentages adopted by the Committee for such year. If the Committee has not adopted specified goals for the Plan year, the Committee shall meet by March 10 of the year subsequent to the Plan year to determine if discretionary bonuses shall be awarded to Participants. Each award under the Plan shall be paid in cash promptly after the amount of the award has been determined.

              (c) No award under this Plan shall be considered as compensation in calculating any insurance, profit-sharing, retirement, or other benefit for which the recipient is eligible unless any such insurance, profit-sharing, retirement or other benefit is granted under a plan which expressly provided that incentive compensation shall be considered as compensation under such plan.

              (d) There is no requirement that the maximum amount available for awards in any year be awarded, nor that an award will be granted to any particular Participant for any year. Any portion of any amount available for making awards for any year which shall not have been awarded, shall not carry over or increase the maximum amount of awards payable in any subsequent year.

Section 6.  DEATH OF PARTICIPANT

              If a Participant dies before or after termination of employment, any unpaid installments of an award shall be paid to his or her legal representatives, either in the installments as originally provided or otherwise as the Committee may determine in each individual case, or, where the Committee has authorized the designation of beneficiaries, to such beneficiaries as may have been designated by the Participant.

Section 7.  NON-ASSIGNABILITY AND CONTINGENT NATURE OF RIGHTS

              No Participant, no person claiming through him or her, nor any other person shall have any right or interest in the Plan or its continuance, or in the payment of any award under the Plan, unless and until all the provisions of the Plan, the rules adopted thereunder,

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and restrictions and limitations on the award itself have been fully complied with. No rights under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any pledge or encumbrance of any nature.

Section 8.  SOURCE OF PAYMENTS

              The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

Section 9.  TAX WITHHOLDING

              The Company or a Subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

Section 10.  TERMINATION AND AMENDMENT

              The Board may at any time terminate or from time to time modify or suspend, in whole or in part, and if suspended, may reinstate, any or all of the provisions of the Plan in such respects as the Board may deem advisable, PROVIDED that no such termination or modification shall impair any rights which have accrued under the Plan.

Section 11.  NO RESTRICTION ON RIGHT TO EFFECT CHANGES

              The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any sale of all or any portion of the assets of the Company or any Subsidiary, any merger or consolidation of the Company or any Subsidiary, a reorganization, dissolution or liquidation of the Company or any Subsidiary, or any other event or series of events, whether of a similar character or otherwise.

Section 12.  HEADINGS

              The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

Section 13.  GOVERNING LAW

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              This Plan shall be governed by and construed in accordance with the laws of the State of California.

Section 14.  NO CONTRACT OF EMPLOYMENT OR RIGHT TO AWARDS

              Nothing contained herein shall be construed as a contract of employment between the Company and any Participant, or as giving a right to any person to be granted awards under the Plan or to continue in the employment of the Company or any of its Subsidiaries, or as limiting the right of the Company or any of its Subsidiaries to discharge any Participant at any time, with or without cause.

Section 15.  EFFECTIVE DATE

              The Plan shall be effective as of the date of its adoption by the Board of Directors.